UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015

Excel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 North State Highway 161 Suite 310 Irving TX	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 476-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) The Board of Directors (the “Board”) of Excel Corporation (the “Company”) conducted an evaluation to select the Company’s independent registered public accounting firm for the year ending December 31, 2015. As a result of this evaluation, on April 21, 2015, the Board approved the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015, subject to Whitley Penn LLP completing its standard client acceptance procedures.

On April 21, 2015, the Company notified Connolly, Grady & Cha, P.C., the Company’s independent registered public accounting firm, that it had been dismissed.

The reports of Connolly, Grady & Cha, P.C. on the Company’s consolidated financial statements for the two most recent years (ended December 31, 2013 and December 31, 2014) did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as audit scope or accounting principles. The report for the year ended December 31, 2013 contained an explanatory paragraph as to the Company’s ability to continue as a going concern. The report for the year ended December 31, 2014 did not contain such a paragraph.

In connection with the audits of the Company's consolidated financial statements for the two most recent years (ended December 31, 2013 and December 31, 2014), and in the subsequent interim period through April 21, 2015, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Connolly, Grady & Cha, P.C. on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Connolly, Grady & Cha, P.C., would have caused Connolly, Grady & Cha, P.C. to make reference to the matter in their report. There were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during the Company’s two most recent years (ended December 31, 2013 and December 31, 2014) or in the subsequent period through April 21, 2015.

The Company has provided a copy of the foregoing disclosures to Connolly, Grady & Cha, P.C. and requested that Connolly, Grady & Cha, P.C. furnish it with a letter addressed to the Securities and Exchange Commission stating whether Connolly, Grady & Cha, P.C. agreed with the statements made above. A copy of Connolly, Grady & Cha, P.C.’s letter, dated April 23, 2015, is filed as Exhibit 16.1 to this Form 8-K.

(b) On April 21, 2015, the Board of the Company approved the engagement of Whitley Penn LLP as the Company’s independent registered accounting firm for the year ending December 31, 2015. During the Company’s two most recent years (ended December 31, 2013 and December 31, 2014) and in the subsequent interim period through April 21, 2015, neither the Company nor anyone on its behalf has consulted with Whitley Penn LLP with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Whitley Penn LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Connolly, Grady & Cha, P.C. to the Securities and Exchange Commission dated April 23, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 24, 2015

EXCEL CORPORATION

By:	/s/ Robert L. Winspear
Name:	Robert L. Winspear
Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Document
16.1	Letter from Connolly, Grady & Cha, P.C. to the Securities and Exchange Commission dated April 23, 2015.

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